                                                                   EXHIBIT 10.10

                       Lumbermens Mutual Casualty Company

                               September 15, 2003

SeaBright Insurance Holdings, Inc.
  f/k/a Insurance Holdings, Inc.
c/o Summit Partners
499 Hamilton Avenue
Palo Alto, CA 94301
Attention:     Peter Y. Chung
               J. Scott Carter

Ladies and Gentlemen:

                  Reference is hereby made to that certain Purchase Agreement (as amended, the "Purchase Agreement"), dated as of July 14, 2003, by and among Insurance Holdings, Inc., a Delaware corporation ("Buyer"), Kemper Employers Group, Inc., a Washington corporation ("KEG"), Lumbermens Mutual Casualty Company, an Illinois domiciled mutual insurance company ("LMC"), Eagle Pacific Insurance Company, a Washington domiciled insurance company ("Eagle Pacific"), and Pacific Eagle Insurance Company, a California domiciled insurance company ("Pacific Eagle" and, together with KEG, LMC and Eagle Pacific, the "Sellers"), as amended by that certain Side Letter, dated as of July 30, 2002, by and among Buyer and the Sellers. Buyer and the Sellers are collectively referred to herein as the "Parties". Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  In connection with the Purchase Agreement, Buyer and Sellers hereby agree as follows:

                  1. Transitional Use of KEIC's Name. Notwithstanding the provisions of Section 8.6(b) of the Purchase Agreement, KEIC shall be permitted to use the "Kemper" name on a transitional basis to the extent reasonably necessary until KEIC has obtained amended Certificates of Authority authorizing it to transact insurance in the name "SeaBright Insurance Company" in each applicable jurisdiction in which it intends to conduct business (which registration and approval it shall diligently pursue); provided that the use of the "Kemper" name by KEIC shall, to the extent practicable, be limited to administrative, legal and non-marketing purposes.

                  2. No Assignments Without Regulatory Approval Where Required. For avoidance of doubt, Buyer and Sellers acknowledge that none of the provisions of Section 13.5 of the Purchase Agreement shall be construed to relieve any party to the Purchase Agreement from any legal requirement to obtain prior approval from any applicable insurance regulatory authority prior to the assignment of any of its rights under the Purchase Agreement to a third party, and each party to this Agreement shall comply with any legal requirements imposed on it in connection with any such assignment.

                  3. No Other Modifications; Affirmation. Except as expressly amended by this letter agreement, the Purchase Agreement is not otherwise amended or modified and remains in full force and effect in accordance with its original terms (as previously amended in writing prior to the date of this letter agreement).

                  4. Claims Servicing Agreement. Parts 1 and 2 of Exhibit B to that certain Claims Servicing Agreement to be entered into in connection with the consummation of the transactions contemplated under the Purchase Agreement shall be amended and restated to read in their entirety as set forth on Schedule 1 attached hereto. Except as expressly amended by this letter agreement, the Claims Servicing Agreement is not otherwise amended or modified.

                  [Remainder of page intentionally left blank]

      In witness whereof, each of the parties has caused this letter to be executed as of the date first written above.

                            SEABRIGHT INSURANCE HOLDINGS, INC. f/k/a INSURANCE HOLDINGS, INC.

                            By:          /s/ John Pasqualetto
                                  -------------------------------------------
                                  Name:  John Pasqualetto
                                  Title: President

                            KEMPER EMPLOYERS GROUP, INC.

                            By:          /s/ William A. Hickey
                                  -------------------------------------------
                                  Name:  William A. Hickey
                                  Title: Vice President

                            LUMBERMENS MUTUAL CASUALTY COMPANY

                            By:          /s/ William A. Hickey
                                  -------------------------------------------
                                  Name:  William A. Hickey
                                  Title: Executive Vice President and
                                             Chief Financial Officer

                            EAGLE PACIFIC INSURANCE COMPANY

                            By:          /s/ William A. Hickey
                                  -------------------------------------------
                                  Name:  William A. Hickey
                                  Title: Vice President

                            PACIFIC EAGLE INSURANCE COMPANY

                            By:          /s/ William A. Hickey
                                  --------------------------------------------
                                  Name:  William A. Hickey
                                  Title: Vice President

                                   SCHEDULE 1

                                    EXHIBIT B

                                  FEE SCHEDULE

1.KEIC REPORTED CLAIM FEE

(a) The Reported Claims Fee shall equal 4.5% of the Claim Losses with respect to the period from and after the Closing Date with respect to the Reported Claims until the Reported Claims Fee in the aggregate equals 103% of the amount of the ULAE reserve for the Reported Claims reflected on the balance sheet of EAGLE as of the Closing Date.

(b) As of December 31, 2011 (the "Cut-Off Date"), if the total Reported Claims Fee for Claim Losses paid pursuant to paragraph 1(a) above through the Cut-Off Date is less than 103% of the amount of the ULAE reserve for Reported Claims reflected on the balance sheet of EAGLE as of the Closing Date, then on or before May 1, 2011, EAGLE shall pay to KEIC the difference between said total and said 103%.

2. KEIC NEW CLAIM FEES

(a) The New Claims Fee shall equal 9.0% of the Claim Losses with respect to the New Claims until the New Claims Fee in the aggregate equals 6% of the gross unearned premium reserve reflected on the balance sheet of EAGLE as of the Closing Date.

(b) As of the Cut-Off Date, if the total New Claims Fee for Claim Losses paid pursuant to paragraph 2(a) above through the Cut-Off Date is less than 6% of the gross unearned premium reserve reflected on the balance sheet of EAGLE as of the Closing Date, then on or before May 1, 2011, EAGLE shall pay to KEIC the difference between said total and said 6%.